UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2011

ORCHIDS PAPER PRODUCTS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32563 (Commission File Number)	23-2956944 (IRS Employer Identification Number)

4826 Hunt Street

Pryor, Oklahoma 74361
(Address of Principal Executive Offices)

(918) 825-0616

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 25, 2011, Orchids Paper Products Company (the “Company” or “Registrant”) entered into a Credit Agreement, dated as of April 25, 2011 (the “Credit Agreement”), with JPMorgan Chase Bank, N.A.  The $36 million Credit Agreement includes the following provisions:

•                  an $18.0 million revolving credit line due April 2014;

•                  a $10.8 million Real Estate Term Loan 1 with a 10-year term due April 2021 and amortized as if it had a 25-year life;

•                  a $7.2 million Machinery and Equipment Term Loan 2 with a 7-year term due April 2018 and amortized as if it had either a 7-year or 10-year life, which will be determined following completion of appraisals.  The facility provides for 80% of the orderly liquidation value of the Company’s paper machine assets to be amortized as if it had a 10-year life, up to a maximum of $7.2 million.  If the paper machine values do not support the $7.2 million Term Loan, the remainder, if any, will be amortized as if the loan had a 7-year life.

The Credit Agreement has the effect of (i) extending and increasing the Company’s revolving line of credit from $8.0 million to $18.0 million, (ii) refinancing and extending the Company’s current $10.0 million term loan to a $10.8 million term loan and (iii) refinancing and extending the Company’s two contruction loans of $10.7 million into a single $7.2 million term loan.

Under the terms of the Credit Agreement, amounts outstanding will bear interest at the Company’s election at the prime rate (with a floor of the Adjusted One Month LIBOR rate, as defined in the Credit Agreement) or LIBOR, plus an applicable margin, which is based on the Company’s quarterly Funded-Debt-to-EBITDA ratio.  Additionally, the Company will pay a commitment fee for the available portion of its revolving credit line at the applicable rate per annum, as follows:

		LIBOR Spread
		Revolver &	LIBOR Spread
Funded-Debt-to-EBITDA Ratio	Prime Spread	Term 1	Term 2	Commitment Fee Rate

Category 1
Greater than or equal to 3.25 to 1.0	0.25%	2.65%	2.55%	0.35%

Category 2
Less than 3.25 to 1.0 but greater than or equal to 2.65 to 1.0	0%	2.45%	2.35%	0.35%

Category 3
Less than 2.65 to 1.0 but greater than or equal to 2.35 to 1.0	-0.25%	2.10%	2.00%	0.25%

Category 4
Less than 2.35 to 1.0	-0.50%	1.85%	1.75%	0.25%

The amount available under the revolving credit line may be reduced in the event that the Company’s borrowing base, which is based upon qualified receivables, qualified inventory,and equipment with a value up to a maximum of $3.0 million, is less than $18.0 million.

Obligations under the Credit Agreement are secured by sustantially all of the Company’s assets.  The Credit Agreement contains representations and warranties, and affirmative and negative covenants customary for financings of this type, including, but not limited to, limitations on additional borrowings, additional investments and asset sales, and maximum annual capital expenditures of $10.0 million.   The financial covenants, which are tested as of the end of each fiscal quarter, require the Company to maintain the following specific ratios: fixed charge coverage (minimum of 1.25 to 1.00), funded-debt-to-EBITDA (maximum of 3.50 to 1.00), and tangible net worth (greater than or equal to $60.0 million plus 25% of net income for each subsequent fiscal year).

The foregoing summary is not complete. A copy of the Credit Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits.  See the Exhibit Index which is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHIDS PAPER PRODUCTS COMPANY

Date: April 26, 2011	By:	/s/ Keith R. Schroeder
Keith R. Schroeder
Chief Financial Officer

Exhibit Index

Exhibit	Description
10.1	Credit Agreement, dated as of April 25, 2011, among the Registrant and JPMorgan Chase Bank, N.A.